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                                                                    EXHIBIT 99.1
                 PARTNERSHIP WITHDRAWAL AND AMENDMENT AGREEMENT


        THIS PARTNERSHIP WITHDRAWAL AND AMENDEMENT AGREEMENT is entered into as of the 15th day of May, 1995 by and between HC Associates, a Delaware general partnership ("HC") and Zell/Chilmark Fund, L.P., a Delaware limited partnership ("ZC").

                                   RECITALS

        Reference is made to that certain Agreement of Partnership of HC Associates dated as of December 30, 1992 (the "Partnership Agreement"). All terms used herein bearing initial capital letters which are defined in the Partnership Agreement shall have like meaning when used herein.

        ZC is a general partner of the Partnership with a Percentage Interest, as of the date hereof, of 49.044606%. ZC desires to withdraw from the Partnership over a period of time and to receive distributions in kind in liquidation of its Partnership Interest. HC is willing to permit such withdrawal by ZC, all on the terms and conditions hereinafter set forth.

        NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


        1. Distributions In Kind. ZC shall be entitled to request and receive from HC an aggregate of 5,007,987 shares of common stock, par value $.01 per share, of Santa Fe Energy Resources, Inc. (the "Company") now held by HC, subject to adjustment as provided herein (the "Distributable Shares"). The parties further agree that ZC shall be entitled to receive such






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Distributable Shares, or cause such Distributable Shares to be conveyed directly to its designee, from time to time, upon delivery to HC of a written notice (a "Distribution Notice") stating the number of Distributable Shares to be distributed, the effective date of such distribution (a "Distribution Date"), the place of delivery of Distributable Shares and providing other relevant information in reasonable detail, including the name in which the certificates representing the Distributable Shares shall be issued, whether in the name of ZC or its designee. (Distributable Shares which are issued in the name of a designee of ZC shall, nonetheless, be deemed to have been distributed by HC to ZC and then transferred from ZC to such designee). On the date specified in the Distribution Notice, HC shall use its reasonable best efforts to cause to be delivered to ZC certificates representing the number of Distributable Shares which are the subject of the Distribution Notice, duly endorsed for transfer as designated in the Distribution Notice or otherwise accompanied by a duly executed assignment separate from certificate, in each case completed in accordance with the instructions contained in the Distribution Notice, or on such other terms as shall be acceptable to ZC and HC.

        2. Adjustment of Percentage Interest. In addition to any other adjustments to the Percentage Interests of the Partners as provided in the Partnership Agreement (other than adjustments resulting solely from the distribution of Distributable Shares), as of each Distribution Date (assuming delivery by HC of certificates representing Distributable Shares, as contemplated by Paragraph 1 hereof), the Percentage Interest of ZC in the Partnership shall be adjusted to equal the percentage derived by dividing the number of Distributable Shares remaining after the disposition identified in the applicable Distribution Notice by the total number of shares of






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Company common stock (or other securities or assets as contemplated by
Paragraph 3 hereof) held by HC after giving effect to such disposition, and the respective Percentage Interests of each other Partner shall be increased pro rata based on their respective Percentage Interests immediately prior to such disposition. The reduction of ZC's Percentage Interest in HC shall not affect the number of then remaining Distributable Shares, which shall be subject to adjustment from time to time pursuant to Paragraph 3.

        3. Adjustment of Number of Distributable Shares. The number of Distributable Shares shall be subject to adjustment as follows: (i) as of each Distribution Date, the number of Distributable Shares shall be reduced by the number of Distributable Shares distributed with respect to such Distribution Date; (ii) in case the Company shall at any time subdivide or split its outstanding shares of common stock into a greater number of shares, the number of Distributable Shares in effect immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of common stock of the Company shall be combined into a smaller number of shares, the number of Distributable Shares in effect immediately prior to such combination shall be proportionately reduced; (iii) in case the Company shall declare a dividend or make any other distribution upon its common stock payable in common stock, or other securities of the Company or any other issuer, the number of Distributable Shares shall be increased by the number of shares of common stock distributed in respect of the number of Distributable Shares in effect immediately prior to such distribution; (iv) if any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or






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substantially all of its assets to another corporation shall be effected in such a way that holders of common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for common stock, then, Distributable Shares shall mean, in lieu of the shares of the common stock of the Company, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Distributable Shares in effect immediately prior to such transaction, and in any such case appropriate provision shall be made with respect to the rights and interests of the parties to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter constituting Distributable Shares; (v) in the event of a merger or consolidation of the Company with or into another corporation as a result of which a number of shares of common stock of the surviving corporation greater or lesser than the number of shares of common stock of the Company outstanding immediately prior to such merger or consolidation are issuable to holders of common stock of the Company, then the number of Distributable Shares in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of common stock of the Company outstanding immediately prior to such merger or consolidation; and (vi) in the case of any other reorganization of the Company or in the event HC shall acquire any securities or assets, other than as contemplated by clauses (ii) - (v) above, the number of Distributable Shares shall be subject to equitable adjustment to effectuate the purpose and






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intent of this Agreement and to assure that ZC shall at all times be entitled to receive Distributable Shares or other securities or assets from time to time held by HC based on its then Percentage Interest.

        4. Restriction on Disposition of Distributable Shares. HC shall not sell, exchange, transfer or otherwise dispose of the Distributable Shares; provided, however, that in the case of the dissolution and final liquidation of HC, ZC shall be given at least forty-five (45) days' prior written notice of any proposed liquidating distributions to allow ZC sufficient time to elect to receive the Distributable Shares prior to the consummation of such transaction. At such time as the Distributable Shares consist only of 1,000,000 or fewer shares of Company common stock, ZC shall accept and receive a distribution of such remaining Distributable Shares, provided that such receipt will not require ZC to comply with the report-and-wait requirements of the Hart Scott Rodino Improvements Act of 1976, as amended.

        5. Partnership Rights Retained. Until the earlier to occur of (i) the termination of the Partnership or (ii) the distribution to ZC of the balance of the Distributable Shares (together with any other assets to which ZC may be hereafter entitled in respect of its Percentage Interest) ZC's rights, interests and obligations as a Partner, including, without limitation, the right to receive distributions of Cash Flow and allocations of Partnership Net Income or Net Loss, shall remain in full force and effect, (subject to adjustment based on ZC's Percentage Interest from time to time as contemplated hereby); provided, however, that, without regard to any such termination or distribution, ZC shall continue to be subject to, and entitled to benefit from, the indemnification provisions of the Partnership Agreement with respect to the period prior to such






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withdrawal or termination date.  Notwithstanding the foregoing, from and after the date hereof, (i) GKH Investments, L.P. shall be the Tax Matters Partner of HC, (ii) ZC waives the right to participate under the terms of the registration rights agreement entered into between HC and the Company, and (iii) ZC shall not be entitled to vote with respect to, or approve any matter relating to, the sale, exchange, transfer or other disposition of assets of HC which do not constitute Distributable Shares.

        6. Expenses. ZC shall be responsible for any reasonable out-of-pocket expenses incurred by HC in the performance of this Agreement and shall, within thirty (30) days of receipt of appropriate invoices (reasonably detailed), pay directly or reimburse HC for such amounts.

        7.   No Dissolution; Supersede Inconsistent Provisions.
Notwithstanding the provisions of Section 9.1 of the Partnership Agreement, the withdrawal of ZC as contemplated hereunder shall not result in a dissolution of the Partnership, and ZC shall not be deemed a "Defaulting Partner" within the meaning of said Section 9.1 nor shall such withdrawal be deemed to constitute a breach of any other term or provision of the Partnership Agreement. This Agreement shall supersede any inconsistent provisions of the Partnership Agreement and, to the extent of any such inconsistency, shall be deemed to constitute an amendment to the Partnership Agreement.

        8. Notices. Any notices required, desired or permitted to be given hereunder, shall be delivered personally, sent by overnight courier or mailed, registered or certified mail, return receipt requested, to the following addresses (or to such other address as each party may specify in a notice given hereunder) and shall be deemed to have been received on the day of






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personal delivery, one business day after delivery to the overnight courier service or three business days after such mailing:

        If to HC:

           HC Associates
           c/o GKH Investments, L.P.
           200 West Madison
           27th Floor
           Chicago, Illinois  60606
           Attn: William S. Goldberg

         with a copy to:

           Neal, Gerber & Eisenberg
           2 North LaSalle Street - Suite 2200
           Chicago, Illinois  60602
           Attention:  Charles Evans Gerber, Esq.

         If to ZC:

           Zell/Chilmark Fund, L.P.
           Two North Riverside Plaza, Suite 1500
           Chicago, Illinois  60606
           Attention:  Sheli Z. Rosenberg

         with a copy to:

           Rosenberg & Liebentritt, P.C.
           2 North LaSalle Street - Suite 1515
           Chicago, Illinois  60606
           Attention:  Alisa M. Singer, Esq.

        9. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.





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        IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HC ASSOCIATES:

                                       By: GKH INVESTMENTS, L.P.,
                                           a Delaware limited partnership

                                       By: GKH Partners, L.P.,
                                           a Delaware limited partnership

                                       By: /s/ JAKK Holding Corp
                                           -----------------------------------
                                           /s/ Melvyn N. Klein
                                           -----------------------------------
                                           Name: /s/ Melvyn N. Klein
                                                 -----------------------------
                                           President of /s/ JAKK Holding Corp
                                                        ----------------------
                                           Corp., a general partner of
                                           GKH Partners, L.P.,
                                           a general partner




                                       By: GKH PARTNERS, L.P.,
                                           a Delaware limited partnership
                                           as nominee for GKH Private
                                           Limited

                                       By: /s/ JAKK Holding Corp
                                           -----------------------------------
                                           /s/ Melvyn N. Klein
                                           -----------------------------------
                                           Name: /s/ Melvyn N. Klein
                                                 -----------------------------
                                           President of /s/ JAKK Holding Corp
                                                        ----------------------
                                           Corp., a general partner





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                                                    ERNEST H. COCKRELL TEXAS
                                                    TESTAMENTARY TRUST u/a/d
                                                    February 20, 1972

                                                By: /s/ Milton T. Graves
                                                    ----------------------------
                                                    Co-Trustee

                                                By: /s/ Charles Hubbard
                                                    ----------------------------
                                                    Co-Trustee

                                                By: /s/    Williams
                                                    ----------------------------
                                                    Co-Trustee


                                                CAROL C. JENNINGS TEXAS
                                                TESTAMENTARY TRUST u/a/d
                                                February 20, 1972

                                                By: /s/ Milton T. Graves
                                                    ----------------------------
                                                    Co-Trustee

                                                By: /s/ Charles Hubbard
                                                    ----------------------------
                                                    Co-Trustee

                                                By: /s/    Williams
                                                    ----------------------------
                                                    Co-Trustee



ZELL/CHILMARK FUND, L.P.,
a Delaware limited partnership

By: ZC, Inc.,
    an Illinois corporation,
    its general partner

By: /s/     Sheli Z. Rosenberg
    ----------------------------------
    Name:   Sheli Z. Rosenberg
         -----------------------------
    Title:  Vice President of ZC, Inc.
          ----------------------------




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